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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): AUGUST 15, 2006

                               ONE IP VOICE, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                     001-12155                06-1205743
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)


          22 PRESTIGE PARK CIRCLE, EAST HARTFORD, CT      06108-3728
           (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (860) 610-6000

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        (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On August 15, 2006 the Company and the Laurus Master Fund. LTD. ("Laurus") executed an Amendment to the Secured Convertible Minimum Borrowing Note Series B dated September 2, 2005 (the "Note") issued to Laurus. The Amendment reduced the fixed conversion price on $160,000 of principal on the Note from $1.27 to $0.80. The purpose of the reduction was to increase the Company's borrowing availability under its revolving credit facility through the conversion of the Note principal from debt to equity.


ITEM 3.01 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

      Under the Amendment described in Item 1.01 above, conversion of the $160,000 Note principal at the reduced fixed conversion price of $0.80 will result in the issuance of 74,016 more shares of common stock than would have been issued under the pre-amendment fixed conversion price of $1.27.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

      4.1 Secured Convertible Minimum Borrowing Note Series B, dated September 2, 2005.
      4.2 Amendment dated August 15, 2006 to the Secured Convertible Minimum Borrowing Note Series B dated September 2, 2005.


SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ONE IP VOICE, INC.

                                       By:  /s/ Robert G. LaVigne
                                            -----------------------------------
                                            Robert G. LaVigne
                                            Executive Vice President &
                                            Chief Financial Officer

Date:  August 16, 2006